State of Delaware
Secretary of State
Division of Corporations
Delivered 02:38 PM 04/09/2007
FILED 02:35 PM 04/09/2007
SRV 070412924 - 4331099 FILE

CERTIFICATE OF FORMATION

OF

JAGUAR RESOURCES LLC

This Certificate of Formation of Jaguar Resources LLC (the "*LLC*") is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Jaguar Resources LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 30th day of March, 2007.

By: ______________________
Name: Benjamin E. Russ
Title: Authorized Person